Exhibit 99.1

Franklin Financial Network Announces Record Earnings For First Quarter 2018 Of $0.73 Per Diluted Share

FRANKLIN, Tenn., April 25, 2018 /PRNewswire/ -- Franklin Financial Network, Inc. (NYSE: FSB), the parent company (the "Company") of Franklin Synergy Bank (the "Bank"), today announced financial results for the quarter ended March 31, 2018. For the quarter, net income available to common shareholders was $10.1 million, up 26.7% from $7.9 million for the first quarter of 2017. Earnings per diluted share increased 25.9% to a record $0.73 for the first quarter of 2018 from $0.58 for the first quarter last year.

Highlights for the first quarter of 2018 include:

  Return on average assets of 1.03% and return on average tangible common equity of 14.07%;
  An 18.4% comparable-quarter increase in loans, including loans held for sale ("total loans"), to $2.32 billion at March 31, 2018, and a 2.4% (9.6% annualized) sequential-quarter increase. This included replacing record monthly loan pay-offs/pay-downs during the first quarter of 2018 of approximately $200 million;
  A 19.1% comparable-quarter increase in total deposits to $3.36 billion and 5.9% (23.7% annualized) sequential growth;
  Strong credit quality, with nonperforming loans to total loans of 0.15%; allowance for loan losses to total loans of 0.94%; and net charge offs to average loans of just 0.01%; and
  An efficiency ratio of 54.21%.

Richard Herrington, Chairman, President and CEO remarked, "I'm pleased to report a strong start to 2018 with our first quarter results that produced record earnings per diluted share. Contributing to these results were continued substantial growth in the loan portfolio combined with pristine credit quality, solid capital ratios and higher Net Interest Income despite sustained pressure from rising short-term rates and continued yield curve flattening. We remain very encouraged by the ongoing strength of our Middle Tennessee market. According to a January 2018 report from the Bureau of Labor Statistics studying metropolitan areas with more than one million people and the lowest unemployment rates in the country, the Middle Tennessee market ranked third in the country for job growth in 2017.

"We have built a strong foundation for continued growth, reflected in the soundness of our balance sheet and credit quality, in the enhanced capabilities and efficiencies gained through our technology infrastructure investment and in the depth and experience of our management team as well as our colleagues throughout the Company. We are an entrepreneurial, customer-centric business, clearly focused on long-term growth in shareholder value."

Strong Asset Quality: The Company continues to be differentiated among its peers through its pristine asset quality measures. For the first quarter of 2018, the provision for loan losses declined significantly on a comparable- and sequential-quarter basis to $0.6 million reflecting continued minimal net charge-offs of 0.01% of average loans for the quarter, yet sufficient to maintain an allowance for loan losses to total loans, excluding loans held for sale, of 0.94%.

Attractive, Growing, Local Markets Support Expansion of Balance Sheet: Total assets crossed the milestone of $4 billion for the first time during the first quarter of 2018, increasing 18.2% to $4.08 billion at the quarter's end from the same time in 2017 and 6.2% sequentially. Total loans increased to $2.32 billion or 18.4% compared to March 31, 2017, and 2.4% (9.6% annualized) sequentially for the first quarter of 2018, including loan pay-offs during the quarter of approximately $200 million.

Total deposits at March 31, 2018, increased 19.1% on a comparable- and sequential-quarter basis to $3.36 billion and 5.9% (23.7% annualized). Non-interest bearing deposits increased 24.3% and 9.7% (38.7% annualized) on a comparable- and sequential-quarter basis, and interest bearing deposits increased 18.6% and 5.6% (22.3% annualized).

Growth in Loans, Slower Growth in Noninterest Expense and Reduced Tax Rate Offset Impact of Interest Rate Environment: Net interest income for the first quarter of 2018 increased 6.2% to $25.1 million compared with the first quarter of 2017 and increased 2.1% sequentially, while net interest margin was 2.71% for the first quarter, compared with 3.18% for the first quarter last year and 2.92% for the fourth quarter of 2017. Factors contributing to this sequential-quarter decline included approximately six basis points from the impact of tax reform, approximately four basis points from the Company's repositioning of its bond portfolio in the fourth quarter of 2017 and higher short-term funding costs.

Noninterest income was $3.5 million for the first quarter of 2018, a 13.8% comparable-quarter decline and a 5.9% sequential-quarter increase. Compared with the first quarter of 2017, noninterest income reflected a 38.3% decline in net gains on sale of loans, partially offset by an 18.7% increase in wealth management income. Compared with the fourth quarter of 2017, noninterest income reflected a 67.1% increase in net gains on sale of loans, primarily related to an increase in the value of held-for-sale mortgages due to market conditions.

Noninterest expense was $15.5 million for the first quarter of 2017, an 8.5% comparable-quarter increase and a 3.1% sequential-quarter decline. The comparable-quarter increase reflected growth of 14.4% in salaries and employee benefits and 23.8% in occupancy and equipment, primarily due to the Company's continuing growth. These expenses were offset by decreases of 16.0% in professional fees, 13.2% in FDIC assessment expense and 8.5% in other expenses. The sequential-quarter decline in expenses was primarily due to a 34.3% decrease in the FDIC assessment and an 18.1% decline in other expense. The Company's efficiency ratio was 54.21% for the first quarter of 2018, compared with 51.63% for the first quarter of 2017 and 57.36% for the fourth quarter of 2017.

The Company's income tax rate improved significantly, to 19.7% for the quarter from 31.1% for the first quarter last year, due to the positive impact of the Tax Cuts and Jobs Act enacted in December 2017.

Webcast and Conference Call Information

The Company will host a webcast and conference call at 8:00 a.m. (CT) on Thursday, April 26, 2018, to discuss operating and financial results for the first quarter of 2018. To access the call for audio only, please call 1-844-378-6480. For the presentation materials and streaming audio, please access the webcast on the Investor Relations page of Franklin Synergy Bank's website at www.FranklinSynergyBank.com. For those unable to participate in the webcast, it will be archived for one year, with audio available for 90 days.

Safe Harbor for Forward-Looking Statements

This media release contains forward-looking statements. Such statements include, but are not limited to, expected operating results, including market share and shareholder value, strategy for growth and profitability, projected sales, gross margin and net income figures, the availability of capital resources, and plans concerning products and market acceptance. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "strategies" and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Risks and uncertainties that could cause the corporation's actual results to materially differ from those described in forward-looking statements include those discussed in Item 1A of the corporation's Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission on March 16, 2018. Future events and actual results, financial and otherwise, could differ materially from those set forth in or contemplated by the forward-looking statements herein. Future operating results of the corporation are impossible to predict, and no representation or warranty of any kind can be made respecting the present or future accuracy of such forward-looking statements or the ability of the corporation to meet its obligations, and no such representation or warranty is to be inferred.

About the Company

Franklin Financial Network, Inc. is a financial holding company headquartered in Franklin, Tennessee. The Company's wholly-owned bank subsidiary, Franklin Synergy Bank, a Tennessee-chartered commercial bank founded in November 2007 and a member of the Federal Reserve System, provides a full range of banking and related financial services with a focus on service to small businesses, corporate entities, local governments and individuals. With consolidated total assets of $4.08 billion at March 31, 2018, the Bank currently operates through 14 branches and one loan production office in the growing Williamson, Rutherford and Davidson Counties, all within the Nashville metropolitan statistical area. Additional information about the Company, which is included in the NYSE Financial-100 Index, and the FTSE Russell 2000 Index, is available at www.FranklinSynergyBank.com.

Investor Relations Contact:
Sarah Meyerrose
EVP, Chief Financial Officer
(615) 236-8344
sarah.meyerrose@franklinsynergy.com

FRANKLIN FINANCIAL NETWORK CONSOLIDATED BALANCE SHEETS (Amounts in thousands, except share data)

	March 31, 2018	December 31, 2017
ASSETS	(Unaudited)
Cash and due from financial institutions	$ 246,164	$ 251,543
Certificates of deposit at other financial institutions	2,855	2,855
Securities available for sale	1,186,420	999,881
Securities held to maturity (fair value 2018—$210,888 and 2017—$217,608)	213,381	214,856
Loans held for sale, at fair value	12,871	12,024
Loans	2,310,018	2,256,608
Allowance for loan losses	(21,738)	(21,247)

Net loans	2,288,280	2,235,361

Restricted equity securities, at cost	19,606	18,492
Premises and equipment, net	10,941	11,281
Accrued interest receivable	12,937	11,947
Bank owned life insurance	49,450	49,085
Deferred tax asset	13,807	10,007
Foreclosed assets	1,503	1,503
Servicing rights, net	3,602	3,620
Goodwill	9,124	9,124
Core deposit intangible, net	903	1,007
Other assets	11,819	10,940

Total assets	$ 4,083,663	$ 3,843,526

LIABILITIES AND EQUITY
Deposits
Non-interest bearing	$ 298,503	$ 272,172
Interest bearing	3,056,650	2,895,056

Total deposits	3,355,153	3,167,228
Federal Home Loan Bank advances	317,000	272,000
Federal funds purchased and repurchase agreements	36,071	31,004
Subordinated notes, net	58,559	58,515
Accrued interest payable	2,775	2,769
Other liabilities	9,240	7,357

Total liabilities	3,778,798	3,538,873
Equity
Preferred stock, no par value: 1,000,000 shares authorized; no shares outstanding at March 31, 2018 and December 31, 2017	—	—
Common stock, no par value: 30,000,000 shares authorized; 13,258,142 and 13,237,128 issued at March 31, 2018 and December 31, 2017, respectively	223,594	222,665
Retained earnings	98,723	88,671
Accumulated other comprehensive loss	(17,555)	(6,786)

Total shareholders' equity	304,762	304,550
Noncontrolling interest in consolidated subsidiary	103	103

Total equity	$ 304,865	$ 304,653

Total liabilities and equity	$ 4,083,663	$ 3,843,526

FRANKLIN FINANCIAL NETWORK, INC CONSOLIDATED STATEMENTS OF INCOME (Amounts in thousands, except per share data) (Unaudited)

	Three Months Ended March 31,
	2018	2017
Interest income and dividends
Loans, including fees	$ 28,793	$ 22,560
Securities:
Taxable	6,111	5,617
Tax-Exempt	1,915	2,020
Dividends on restricted equity securities	274	181
Federal funds sold and other	954	163

Total interest income	38,047	30,541

Interest expense
Deposits	10,643	5,246
Federal funds purchased and repurchase agreements	96	508
Federal Home Loan Bank advances	1,110	70
Subordinated notes and other borrowings	1,082	1,074

Total interest expense	12,931	6,898

Net interest income	25,116	23,643
Provision for loan losses	573	1,855

Net interest income after provision for loan losses	24,543	21,788

Noninterest income
Service charges on deposit accounts	42	30
Other service charges and fees	751	752
Net gains on sale of loans	1,439	2,334
Wealth management	704	593
Loan servicing fees, net	119	107
Net gain on sale and write-down of foreclosed assets	3	3
Other	398	189

Total noninterest income	3,456	4,008

Noninterest expense
Salaries and employee benefits	9,188	8,033
Occupancy and equipment	2,594	2,095
FDIC assessment expense	660	760
Marketing	280	267
Professional fees	869	1,035
Amortization of core deposit intangible	104	127
Other	1,793	1,959

Total noninterest expense	15,488	14,276

Income before income tax expense	12,511	11,520
Income tax expense	2,459	3,586

Net income available to common shareholders	$ 10,052	$ 7,934

Earnings per share:
Basic	$ 0.76	$ 0.61
Diluted	0.73	0.58

FRANKLIN FINANCIAL NETWORK, INC. AVERAGE BALANCES(7) — ANALYSIS OF YIELDS & RATES (UNAUDITED) (Amounts in thousands, except percentages)

	Three Months Ended March 31,
	2018			2017
	Average Balance	Interest Inc / Exp	Average Yield / Rate	Average Balance	Interest Inc / Exp	Average Yield / Rate
ASSETS:
Loans(1)(6)	$ 2,307,899	$ 28,805	5.06%	$ 1,868,678	$ 22,583	4.90%
Securities available for sale(6)	1,074,981	6,682	2.52%	991,679	6,584	2.69%
Securities held to maturity(6)	214,214	2,021	3.83%	227,662	2,355	4.20%
Restricted equity securities	18,658	274	5.96%	13,695	181	5.36%
Certificates of deposit at other financial institutions	2,814	12	1.73%	1,820	7	1.56%
Federal funds sold and other(2)	249,391	942	1.53%	80,982	156	0.78%

TOTAL INTEREST EARNING ASSETS	$ 3,867,957	$ 38,736	4.06%	$ 3,184,516	$ 31,866	4.06%
Allowance for loan losses	(21,683)			(17,162)
All other assets	125,590			96,018

TOTAL ASSETS	$ 3,971,864			$ 3,263,372
LIABILITIES & EQUITY
Deposits:
Interest checking	$ 918,332	$ 3,166	1.40%	$ 701,983	$ 1,062	0.61%
Money market	744,473	2,600	1.42%	613,574	1,228	0.81%
Savings	50,442	38	0.31%	55,613	42	0.31%
Time deposits	1,271,558	4,839	1.54%	1,080,031	2,914	1.09%
Federal Home Loan Bank advances	296,667	1,110	1.52%	196,556	508	1.05%
Federal funds purchased and other(3)	31,823	96	1.22%	44,446	70	0.64%
Subordinated notes and other borrowings	58,532	1,082	7.50%	58,352	1,074	7.46%

TOTAL INTEREST BEARING LIABILITIES	$ 3,371,827	$ 12,931	1.56%	$ 2,750,555	$ 6,898	1.02%
Demand deposits	286,918			230,494
Other liabilities	13,279			9,610
Total equity	299,840			272,713

TOTAL LIABILITIES AND EQUITY	$ 3,971,864			$ 3,263,372
NET INTEREST SPREAD(4)			2.50%			3.04%
NET INTEREST INCOME		$ 25,805			$ 24,968
NET INTEREST MARGIN(5)			2.71%			3.18%

(1)

Loan balances include both loans held in the Bank's portfolio and mortgage loans held for sale and are net of deferred origination fees and costs. Non-accrual loans are included in total loan balances.

(2)	Includes federal funds sold and interest-bearing deposits at the Federal Reserve Bank and the Federal Home Loan Bank.
(3)	Includes repurchase agreements.
(4)	Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(5)	Represents net interest income (annualized) divided by total average earning assets.
(6)	Interest income and rates include the effects of tax-equivalent adjustments to adjust tax-exempt interest income on tax-exempt loans and investment securities to a fully taxable basis.
(7)	Average balances are average daily balances.

	Three Months Ended
	March 31, 2018			December 31, 2017
	Average Balance	Interest Inc / Exp	Average Yield / Rate	Average Balance	Interest Inc / Exp	Average Yield / Rate
ASSETS:
Loans(1)(6)	$ 2,307,899	$ 28,805	5.06%	$ 2,198,919	$ 27,294	4.92%
Securities available for sale(6)	1,074,981	6,682	2.52%	942,916	6,224	2.62%
Securities held to maturity(6)	214,214	2,021	3.83%	216,429	2,255	4.13%
Restricted equity securities	18,658	274	5.96%	18,481	265	5.69%
Certificates of deposit at other financial institutions	2,814	12	1.73%	2,381	9	1.50%
Federal funds sold and other(2)	249,391	942	1.53%	150,627	477	1.26%

TOTAL INTEREST EARNING ASSETS	$ 3,867,957	$ 38,736	4.06%	$ 3,529,753	$ 36,524	4.11%
Allowance for loan losses	(21,683)			(20,351)
All other assets	125,590			123,906

TOTAL ASSETS	$ 3,971,864			$ 3,633,308
LIABILITIES & EQUITY
Deposits:
Interest checking	$ 918,332	$ 3,166	1.40%	$ 603,930	$ 1,417	0.93%
Money market	744,473	2,600	1.42%	681,950	2,130	1.24%
Savings	50,442	38	0.31%	53,121	42	0.31%
Time deposits	1,271,558	4,839	1.54%	1,323,637	4,757	1.43%
Federal Home Loan Bank advances	296,667	1,110	1.52%	290,913	987	1.35%
Federal funds purchased and other(3)	31,823	96	1.22%	35,689	98	1.09%
Subordinated notes and other borrowings	58,532	1,082	7.50%	58,488	1,082	7.34%

TOTAL INTEREST BEARING LIABILITIES	$ 3,371,827	$ 12,931	1.56%	$ 3,047,728	$ 10,513	1.37%
Demand deposits	286,918			268,894
Other liabilities	13,279			11,839
Total equity	299,840			304,847

TOTAL LIABILITIES AND EQUITY	$ 3,971,864			$ 3,633,308
NET INTEREST SPREAD(4)			2.50%			2.74%
NET INTEREST INCOME		$ 25,805			$ 26,011
NET INTEREST MARGIN(5)			2.71%			2.92%

(1)

Loan balances include both loans held in the Bank's portfolio and mortgage loans held for sale and are net of deferred origination fees and costs. Non-accrual loans are included in total loan balances.

(2)	Includes federal funds sold and interest-bearing deposits at the Federal Reserve Bank and the Federal Home Loan Bank.
(3)	Includes repurchase agreements.
(4)	Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(5)	Represents net interest income (annualized) divided by total average earning assets.
(6)	Interest income and rates include the effects of tax-equivalent adjustments to adjust tax-exempt interest income on tax-exempt loans and investment securities to a fully taxable basis.
(7)	Average balances are average daily balances.

FRANKLIN FINANCIAL NETWORK, INC. SUMMARY QUARTERLY CONSOLIDATED FINANCIAL DATA (UNAUDITED) (Amounts in thousands, except per share data and percentages)

	As of and for the three months ended
	Mar 31, 2018	Dec 31, 2017	Sept 30, 2017	Jun 30, 2017	Mar 31, 2017
Income Statement Data ($):
Interest income	38,047	35,121	33,780	33,011	30,541
Interest expense	12,931	10,513	9,454	8,542	6,898
Net interest income	25,116	24,608	24,326	24,469	23,643
Provision for loan losses	573	1,295	590	573	1,855
Noninterest income	3,456	3,264	3,569	3,880	4,008
Noninterest expense	15,488	15,987	15,278	15,283	14,276
Net income before taxes	12,511	10,590	12,027	12,493	11,520
Income tax expense	2,459	8,188	3,138	3,619	3,586
Net income	10,052	2,402	8,889	8,874	7,934
Earnings before interest and taxes	25,442	21,103	21,481	21,035	18,418
Net income available to common shareholders	10,052	2,394	8,889	8,866	7,934
Weighted average diluted common shares	13,249,728	13,767,949	13,773,539	13,701,762	13,657,357
Earnings per share, basic	0.76	0.18	0.67	0.68	0.61
Earnings per share, diluted	0.73	0.17	0.65	0.64	0.58
Profitability (%)
Return on average assets	1.03	0.26	1.03	1.03	0.99
Return on average equity	13.60	3.13	11.83	12.46	11.80
Return on average tangible common equity(4)	14.07	3.22	12.26	12.92	12.27
Efficiency ratio(4)	54.21	57.36	54.77	53.91	51.63
Net interest margin(1)	2.71	2.92	3.05	3.08	3.18
Balance Sheet Data ($):
Loans (including HFS)	2,322,889	2,268,632	2,127,753	2,023,679	1,962,397
Loan loss reserve	21,738	21,247	19,944	18,689	18,105
Cash	246,164	251,543	155,842	96,741	114,664
Securities	1,399,801	1,214,737	1,198,049	1,243,406	1,299,349
Goodwill	9,124	9,124	9,124	9,124	9,124
Intangible assets (Sum of core deposit intangible and SBA servicing rights)	950	1,057	1,170	1,232	1,353
Assets	4,083,663	3,843,526	3,565,278	3,443,593	3,454,788
Deposits	3,355,153	3,167,228	2,824,825	2,754,425	2,817,212
Liabilities	3,778,798	3,538,873	3,261,581	3,150,572	3,176,278
Total equity	304,865	304,653	303,697	293,021	278,510
Common equity	304,762	304,550	303,594	292,918	278,407
Tangible common equity(4)	294,688	294,369	293,300	282,562	267,930
Asset Quality (%)
Nonperforming loans/ total loans(2)	0.15	0.13	0.14	0.19	0.21
Nonperforming assets / (total loans(2) + foreclosed assets)	0.22	0.20	0.21	0.26	0.27
Loan loss reserve / total loans(2)	0.94	0.94	0.94	0.93	0.93
Net charge-offs (recoveries) / average loans	0.01	0.00	(0.13)	0.00	0.07
Capital (%)
Tangible common equity to tangible assets(4)	7.23	7.68	8.25	8.23	7.78
Leverage ratio(3)	7.80	8.25	8.58	8.21	8.36
Common Equity Tier 1 ratio(3)	11.45	11.37	11.58	11.54	11.32
Tier 1 risk-based capital ratio(3)	11.45	11.37	11.58	11.54	11.32
Total risk-based capital ratio(3)	14.42	14.40	14.68	14.69	14.51

(1)	Net interest margins shown in the table above include tax-equivalent adjustments to adjust interest income on tax-exempt loans and tax-exempt investment securities to a fully taxable basis.
(2)	Total loans in this ratio exclude loans held for sale.
(3)

Capital ratios come from the Company's regulatory filings with the Board of Governors of the Federal Reserve System, and for September 30, 2017 the ratios are estimates since the Company's quarterly regulatory reports have not yet been filed.

(4)	See Non-GAAP table in the pages that follow.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

Some of the financial data included in our selected historical consolidated financial information are not measures of financial performance recognized by GAAP. Our management uses these non-GAAP financial measures in its analysis of our performance:

  "Common shareholders' equity" is defined as total shareholders' equity at end of period less the liquidation preference value of the preferred stock;
  "Tangible common shareholders' equity" is common shareholders' equity less goodwill and other intangible assets;
  "Total tangible assets" is defined as total assets less goodwill and other intangible assets;
  "Other intangible assets" is defined as the sum of core deposit intangible and SBA servicing rights;
  "Tangible book value per share" is defined as tangible common shareholders' equity divided by total common shares outstanding. This measure is important to investors interested in changes from period-to-period in book value per share exclusive of changes in intangible assets;
  "Tangible common shareholders' equity ratio" is defined as the ratio of tangible common shareholders' equity divided by total tangible assets. We believe that this measure is important to many investors in the marketplace who are interested in relative changes from period-to period in common equity and total assets, each exclusive of changes in intangible assets;
  "Return on Average Tangible Common Equity" is defined as annualized net income available to common shareholders divided by average tangible common shareholders' equity; and
  "Efficiency ratio" is defined as noninterest expenses divided by our operating revenue, which is equal to net interest income plus noninterest income.

We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that our non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies use. The following reconciliation table provides a more detailed analysis of these non-GAAP financial measures:

(Amounts in thousands, except share/per share data and percentages)	As of or for the Three Months Ended
	Mar 31, 2018	Dec 31, 2017	Sept 30, 2017	Jun 30, 2017	Mar 31, 2017
Total shareholders' equity	$ 304,762	$ 304,550	$ 303,594	$ 292,918	$ 278,407
Less: Preferred stock	—	—	—	—	—
Total common shareholders' equity	304,762	304,550	303,594	292,918	278,407
Common shares outstanding	13,258,142	13,237,128	13,209,055	13,181,501	13,064,110
Book value per share	$ 22.99	$ 23.01	$ 22.98	$ 22.22	$ 21.31
Total common shareholders' equity	304,762	304,550	303,594	292,918	278,407
Less: Goodwill and other intangible assets	10,074	10,181	10,294	10,356	10,477
Tangible common shareholders' equity	$ 294,688	$ 294,369	$ 293,300	$ 282,562	$ 267,930
Common shares outstanding	13,258,142	13,237,128	13,209,055	13,181,501	13,064,110
Tangible book value per share	$ 22.23	$ 22.24	$ 22.20	$ 21.44	$ 20.51

Average total common equity	299,840	304,847	298,088	285,659	$ 272,713
Less: Average Preferred stock	—	—	—	—	—
Less: Average Goodwill and other intangible assets	10,136	10,247	10,321	10,427	10,565
Average tangible common shareholders' equity	$ 289,704	$ 294,600	$ 287,767	$ 275,232	$ 262,148

Net income available to common shareholders	10,052	2,394	8,889	8,866	$ 7,934
Average tangible common equity	289,704	294,600	287,767	275,232	262,148
Return on average tangible common equity	14.07%	3.22%	12.26%	12.92%	12.27%

Efficiency Ratio:
Net interest income	$ 25,116	$ 24,608	$ 24,326	$ 24,469	$ 23,643
Noninterest income	3,456	3,264	3,569	3,880	4,008
Operating revenue	28,572	27,872	27,895	28,349	27,651
Expense
Total noninterest expense	15,488	15,987	15,278	15,283	14,276
Efficiency ratio	54.21%	57.36%	54.77%	53.91%	51.63%